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                                                                     Exhibit 5.1

                   [Letterhead of Morgan, Lewis & Bockius LLP]

December 30, 2002

Susquehanna Bancshares, Inc.
26 North Cedar Street
Lititz, PA  17543

Re: Susquehanna Bancshares, Inc. 6.05% Subordinated Notes due 2012 Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as counsel to Susquehanna Bancshares, Inc., a Pennsylvania corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the public offering of up to $75,000,000 of the Company's 6.05% Subordinated Notes due 2012 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the Company's issued and outstanding 6.05% Subordinated Notes due 2012 (the "Outstanding Notes") under an Indenture, dated as of November 4, 2002 (the "Indenture"), by and between the Company and J.P. Morgan Trust Company, National Association, as trustee (the "Trustee"), and as contemplated by the Registration Rights Agreement, dated as of November 4, 2002 (the "Registration Rights Agreement") , by and among the Company, Keefe, Bruyette & Woods, Inc. and Sandler O'Neill & Partners, L.P..

         In rendering the opinion set forth below, we have reviewed (i) the Registration Statement, (ii) the Indenture, (iii) the Registration Rights Agreement, (iv) the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws, (v) certain resolutions of the Company's Board of Directors, relating to, among other things, the Exchange Offer, the issuance of the Outstanding Notes and the Indenture, (vi) the Form T-1 of the Trustee attached as Exhibit 25.1 to the Registration Statement and (vii) such other documents, certificates and records as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures,


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Susquehanna Bancshares, Inc.
December 30, 2002
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the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         Our opinion set forth below is limited to the laws of the Commonwealth of Pennsylvania. To the extent relevant to the opinion set forth below, we have assumed that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Trustee is duly qualified and eligible under the terms of the Indenture to act as trustee thereunder; that the Indenture was duly authorized, executed and delivered by the Trustee; that the Indenture is a legal, valid and binding obligation of the Trustee; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         Based upon the foregoing, and subject to the effectiveness of the Registration Statement under the Act and the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, we are of the opinion that when the Exchange Notes are duly executed, attested, issued and delivered by duly authorized officers of the Company and are duly authenticated by the Trustee, all in accordance with the terms of the Indenture, against surrender and cancellation of an identical principal amount of Outstanding Notes, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent conveyances and transfers), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors' rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP